Exhibit 99.1

Orient Paper, Inc. Announces Unaudited Preliminary Financial Results for Second Quarter 2016

Company to Host Earnings Conference Call on Thursday, August 11, 2016, at 8:00 am ET

BAODING, China, August 3, 2016 /PRNewswire/ -- Orient Paper, Inc. (NYSE MKT: ONP) ("Orient Paper" or the "Company"), a leading manufacturer and distributor of diversified paper products in North China, today announced its unaudited preliminary results for the quarter ended June 30, 2016. The Company anticipates filing its quarterly report on Form 10-Q with the Securities and Exchange Commission and releasing its earnings after the market close on Wednesday, August 10, 2016. The Company will host its second quarter 2016 financial results conference call at 8:00 am Eastern Time (5:00 am Pacific Time/8:00 pm Beijing Time) on Thursday, August 11, 2016.

Selected Second Quarter 2016 Financial Results (Unaudited and Preliminary)

	For the Three Months Ended June 30,
	2016	2015	% Change
Revenue ($M)	$38.0	$41.3	-8.0%

Sales volume (tonnes)
Regular Corrugating Medium Paper ("CMP")*	65,620	68,452	-4.1%
Light-Weight CMP**	12,867	12,984	-0.9%
Tissue Paper Products	1,194	N/A	N/A
Offset Printing Paper	15,984	14,982	6.7%
Digital Photo Paper	160	6	2566.7%

Average selling price ($/tonne)
Regular Corrugating Medium Paper (“CMP”)*	$327	$377	-13.3%
Light-Weight CMP**	$334	$384	-13.0%
Tissue Paper Products	$1,250	NA	N/A
Offset Printing Paper	$654	$698	-6.3%
Digital Photo Paper	$1,793	$4,297	-58.3%

Gross profit ($M)	$6.9	$10.5	-34.3%
Net income ($M)	$2.6	$5.6	-53.6%
Basic and Diluted earnings per share ($)	$0.12	$0.28	-57.1%

* Products from PM6
** Products from the newly renovated PM1

Mr. Zhenyong Liu, Chairman and Chief Executive Officer of Orient Paper, commented, “The overall business environment remained challenging for the paper industry in China during the second quarter of 2016, as China’s economy continued to slow down and the RMB further depreciated against the U.S. dollar. In this quarter, we saw an 8.0% year-over-year decrease in our total revenues. Despite the decrease in our total revenues, our tissue paper products have continued to experience strong sales growth since their commercial production launch in June 2015, and generated revenue of $1.5 million in the second quarter of 2016. Looking ahead, the macroeconomic environment and the state of the paper industry in China will continue to have significant impact on our financial performance. We expect that our tissue paper product segment will continue to experience strong growth.”

Earnings Conference Call:

The Company’s management will host a conference call to discuss its second quarter 2016 financial results at 8:00 am US Eastern Time (5:00 am US Pacific Time/8:00 pm Beijing Time) on Thursday, August 11, 2016.

To attend the conference call, please dial in using the information below. When prompted upon dialing-in, please provide the conference ID or ask for the "Orient Paper Second Quarter 2016 Earnings Conference Call."

Conference Call
Date:	Thursday, August 11, 2016
Time:	8:00 am ET
International Toll Free:	United States: +1-855-500-8701 Mainland China: 400-120-0654 Hong Kong: 800-906-606 International: +65-6713-5440
Conference ID:	58830267

This conference call will be broadcast live on the Internet and can be accessed by all interested parties at http://www.orientpaperinc.com/ or http://edge.media-server.com/m/p/b2d4tm36.

Please access the link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software.

A playback will be available through August 18, 2016. To listen, please dial +1-855-452-5696 if calling from the United States, or +61-290-034-211 if calling internationally. Use the passcode 58830267 to access the replay.

About Orient Paper, Inc.

Orient Paper, Inc. ("Orient Paper") is a leading paper manufacturer in North China. Using recycled paper as its primary raw material (with the exception of its digital photo paper and tissue paper products), Orient Paper produces and distributes three categories of paper products: corrugating medium paper, offset printing paper and other paper products, including digital photo paper and tissue paper products.

With production based in Baoding and Xingtaiin North China's Hebei Province, Orient Paper is located strategically close to the Beijing and Tianjin region, home to a growing base of industrial and manufacturing activities and one of the largest markets for paper product consumption in the country.

Orient Paper's production facilities are controlled and operated by its wholly owned subsidiary Shengde Holdings, Inc., which in turn controls and operates Baoding Shengde Paper Co., Ltd. and Hebei Baoding Orient Paper Milling Co., Ltd.

Founded in 1996, Orient Paper has been listed on the NYSE MKT under the ticker symbol "ONP" since December 2009. For more information about the Company, please visit http://www.orientpaperinc.com.

Safe Harbor Statements

This press release may contain forward-looking statements. These forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those projected or anticipated, including risks outlined in the Company's public filings with the Securities and Exchange Commission, including the Company's latest annual report on Form 10-K. All information provided in this press release speaks as of the date hereof. Except as otherwise required by law, the Company undertakes no obligation to update or revise its forward-looking statements.

For more information, please contact:

Company Contact:

Orient Paper, Inc.

Email: ir@orientpaperinc.com

Investor Relations:

Tina Xiao
Weitian Group LLC
Email: onp@weitian-ir.com

Phone: +1-917-609-0333